UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 8, 2014
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

The shareholder rights offering conducted by Royal Bancshares of Pennsylvania, Inc. (“Royal”) for shares of its Class A common stock concluded on August 8, 2014.  In connection with the basic subscription portion of the offering, Royal shareholders subscribed for a total of 2,751,760 shares, and each shareholder who submitted a subscription for shares in that phase of the offering received all of the shares for which such shareholder subscribed.  In the oversubscription phase of the offering, subscriptions for a total of 10,512,459 shares were received for the remaining 2,248,240 shares available.  Accordingly, the remaining shares were prorated among such subscriptions based on the procedure described in the prospectus, and each shareholder received approximately 21.4% of the shares for which such shareholder subscribed in the oversubscription phase of the offering.

Royal will issue approximately 5,000,000 shares of its Class A common stock in connection with the offering and will receive gross proceeds from the offering of approximately $6,000,000.  Royal is pleased with the results of the shareholder rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: August 13, 2014
	By:	/s/ Michael S. Thompson
Michael S. Thompson
Chief Financial Officer